FREE WRITING PROSPECTUS	Filed Pursuant to Rule 433
Dated March 11, 2014	Registration No. 333-190561
Registration No. 333-190561-01

$1.2BN ALLY MASTER OWNER TRUST 2014-2/2014-3

JT-BOOKS: Barclays (str), Citi, Credit Ag

CO-MGRS : Lloyds, Natixis, PNC, SG, Scotia

Series	Cls	$AMT(MM)	MDY/S&P	WAL	E.FNL	L.FNL	SPREAD	YIELD	COUP	PRICE
2014-2	A	$900	Aaa/AAA	1.82	1/16	1/18	1mL+37	—	L+37	100%
2014-3	A	$300	Aaa/AAA	2.99	3/17	3/19	IntS+45	1.342%	1.33%	99.97581%

TICKER: AMOT	EXPECTED RATINGS: MDY/S&P
EXPECTED SETTLE: 3/19/14	ERISA ELIGIBLE: YES
FIRST PAY DATE: 4/15/14	BILL & DELIVER: BARCLAYS
EXPECTED PRICING: PRICED	MIN DEMOM: 100K X 1K
REGISTRATION: SEC-REG
CUSIPS: 2014-2 02005AEA2	2014-3 02005AEB0

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.